As filed with the Securities and Exchange Commission on March 5, 2026

Registration Statement No. 333-293911

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TWIN VEE POWERCATS CO.

(Exact name of registrant as specified in its charter)

Delaware	3730	27-1417610
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982
(772) 429-2525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph C. Visconti
Chief Executive Officer, Interim Chief Financial Officer and President
Twin Vee PowerCats Co.
3101 S. US-1
Ft. Pierce, Florida 34982
(772) 429-2525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Arthur S. Marcus, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this pre-effective amendment (this “Amendment”) to our Registration Statement on Form S-3, as amended (File No. 333-293911), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 (the “Registration Statement”) as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation filed with the Secretary of State of the State of Florida, dated December 1, 2009 (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333- 255134, filed with the Securities and Exchange Commission on April 8, 2021)

3.2	Articles of Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Florida on January 22, 2016 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 333-255134, filed with the Securities and Exchange Commission on April 8, 2021)

3.3	Articles of Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Florida on April 12, 2016 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-255134, filed with the Securities and Exchange Commission on April 8, 2021)

3.4	Article of Conversion filed with the Secretary of State of the State of Florida, dated April 7, 2021 (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, File No. 333-255134, filed with the Securities and Exchange Commission on April 8, 2021)

3.5	Certificate of Conversion filed with the Secretary of State of the State of Delaware on April 7, 2021 (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1, File No. 333-255134, filed with the Securities and Exchange Commission on April 8, 2021)

3.6	Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 7, 2021 (Incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1, File No. 333- 255134, filed with the Securities and Exchange Commission on April 8, 2021)

3.7	Bylaws (Incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-1, File No. 333-255134, filed with the Securities and Exchange Commission on April 8, 2021)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-255134, filed with the Securities and Exchange Commission on July 2, 2021)

4.2	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A, File No. 333-255134, filed with the Securities and Exchange Commission on July 2, 2021) Articles of Incorporation filed with the Secretary of State of the State of Florida, dated December 1, 2009 (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333- 255134, filed with the Securities and Exchange Commission on April 8, 2021)

4.3	Description of Securities of Twin Vee PowerCats Co. (Incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K, File No. 001-40623, filed with the SEC on March 31, 2022)

4.4	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, File No. 001-40623, filed with the SEC on September 30, 2022)

4.5	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of Forza X1, Inc., File No. 001-41469, filed with the SEC on August 16, 2022)

4.6	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Forza X1, Inc., File No. 001-41469, filed with the SEC on June 14, 2023)

4.7	Form of Representative’s Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-40623, filed with the Securities and Exchange Commission on May 12, 2025)

4.8	Form of Placement Agent’s Warrant (Incorporated by reference to Exhibit 4.19 to the Company’s Form 8-K, File No. 001-40623, filed with the Securities and Exchange Commission on February 23, 2026)

4.9**	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.10	Form of Indenture

4.11**	Form of Debt Securities

4.12**	Form of Common Stock Warrant Agreement and Warrant Certificate

4.13**	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.14**	Form of Debt Securities Warrant Agreement and Warrant Certificate

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5.1	Opinion of Sichenzia Ross Ference Carmel LLP

23.1*	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm

23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

25.1***	Statement of Eligibility of Trustee under the Indenture

107	Calculation of Filing Fee Table

*	Filed herewith.
**	To be filed, if applicable, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
***	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Pierce, State of Florida, on the 5th day of March, 2026.

TWIN VEE POWERCATS CO.

By:	/s/ Joseph C. Visconti
Joseph C. Visconti
Chief Executive Officer, Interim Chief Financial Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph C. Visconti	Chairman of the Board, Chief Executive Officer, Interim Chief Financial Officer and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 5, 2026
Joseph C. Visconti

*	Vice President and Director	March 5, 2026
Preston Yarborough

*	Director	March 5, 2026
Carol Craig

*	Director	March 5, 2026
Kevin Schuyler

*	Director	March 5, 2026
Larry Swets Jr.

*By:	/s/ Joseph C. Visconti
Name:	Joseph C. Visconti, attorney-in-fact

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